UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2022

VOLTA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39508	35-2728007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 De Haro Street
San Francisco, CA 94103

 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (888) 264-2208

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	VLTA	New York Stock Exchange
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	VLTA WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 12, 2022, Volta Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The final voting results on each of the matters submitted to a vote of stockholders at the Annual Meeting are set forth below.

1.	Both Class I directors were elected, each to serve a three-year term expiring at the 2025 annual meeting of stockholders or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
Nominee	For	Against	Abstain	Broker Non-Votes
Martin Lauber	40,755,634	31,264,722	168,729	38,989,383
John Tough	40,141,077	31,878,215	169,793	38,989,383

2.	The appointment of Grant Thornton as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022 was ratified.
For	Against	Abstain
105,753,947	5,206,958	217,563

3.	The amendment and restatement of the Company’s certificate of incorporation, in the form annexed to the proxy statement, to remove references to the Company’s former Class B common stock was not approved.
For	Against	Abstain	Broker Non-Votes
71,761,154	283,044	144,887	38,989,383

While the proposal to amend the certificate of incorporation to remove references to the former Class B common stock was not approved, there are no longer any shares of Class B common stock outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2022	Volta Inc.

By: /s/ Vince Cubbage
Name: Vince Cubbage
Title: Interim Chief Executive Officer